[ORTEGA & ASOCIADOS LETTERHEAD APPEARS HERE]

                                                                    Exhibit 23.3


March 1, 2002


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: eConnect - Form SB-2

Dear Sir/Madame:

As independent certified public accountants, we hereby consent to the inclusion in this Registration Statement on Form SB-2 of our reports dated March 16, 2001, concerning eConnect Caribbean, S.A., Top Sports S.A. and to all references to our firm included in this Registration Statement.
Sincerely,

ORTEGA & ASOCIADOS

/s/ Carlos A. Ortega

Carlos A. Ortega
Partner


CAO/cm